UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2019 (October 12, 2019)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 12, 2019, AECOM entered into a purchase and sale agreement (the “Purchase Agreement”) with Maverick Purchaser Sub, LLC (“Purchaser”), an affiliate of American Securities LLC (“American Securities”) and Lindsay Goldberg LLC (“Lindsay Goldberg”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, AECOM has agreed to transfer the assets and liabilities constituting its Management Services business (the “Business”) to Purchaser for a purchase price of $2.405 billion, subject to customary cash, debt and working capital adjustments (such transaction, the “Transaction”). The Purchase Agreement and the Transaction were unanimously approved by the Board of Directors of AECOM.

The purchase price for the Transaction described above includes contingent consideration of approximately $150 million attributable to certain claims related to the Business’s prior work and engagements.

The consummation of the Transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of required antitrust approval in the European Union and the absence of any judgment or law preventing or prohibiting the closing. Each party’s obligation to consummate the Transaction is also subject to the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject, with specified exceptions, to materiality or “Material Adverse Effect” standards) and the other party’s performance of its covenants and agreements in the Purchase Agreement in all material respects. Each party is required under the Purchase Agreement to use best efforts to obtain any regulatory approvals required to be obtained in connection with the Transaction, and Purchaser is required to take, and to cause its affiliates to take, all action necessary to eliminate any legal impediments so as to enable the closing to occur as soon as reasonably possible, and prior to the Outside Date (as defined below).

The Purchase Agreement contains customary representations, warranties and covenants of each of AECOM and Purchaser, including covenants by AECOM relating to the operation of the Business prior to the closing and to implement certain internal restructuring steps prior to the closing. The representations, warranties and pre-closing covenants of each of the parties will not survive the closing. Each of AECOM and Purchaser has agreed to indemnify the other for certain losses arising out of breaches of post-closing covenants and for certain losses arising out of retained liabilities or assumed liabilities (as applicable), subject to customary limitations.

The Purchase Agreement contains certain termination rights for both AECOM and Purchaser, including the right to terminate the Purchase Agreement if the Transaction is not consummated by February 12, 2020, subject to automatic extension to April 12, 2020 if the required antitrust approvals described above have not yet been obtained (the “Outside Date”). Pursuant to the terms of the Purchase Agreement, unless otherwise agreed by the parties, the closing will not occur prior to December 20, 2019. In the event that AECOM terminates the Purchase Agreement in connection with Purchaser’s breach of the Purchase Agreement or failure to consummate the Transaction under certain circumstances, Purchaser will be required to pay AECOM a termination fee of $141 million in cash (the “Reverse Termination Fee”).

Purchaser has obtained equity financing and debt financing commitments for the purpose of financing the Transaction. Funds managed by American Securities and Lindsay Goldberg (the “Investor Group”) have committed to capitalize Purchaser at closing with an aggregate equity contribution equal to $960 million on the terms and subject to the conditions set forth in an equity commitment letter. In addition, the Investor Group has agreed to guarantee Purchaser’s obligation to pay the Reverse Termination Fee, as well as certain collection, reimbursement and indemnification obligations that may be owed by Purchaser pursuant to the Purchase Agreement, subject to the terms and conditions set forth in a limited guarantee and the Purchase Agreement. JPMorgan Chase Bank, N.A. and Royal Bank of Canada (the “Lenders”) have agreed to provide Purchaser with debt financing in an aggregate principal amount of up to $1,350 million of term loans and up to $200 million of revolving loan commitments on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to certain customary conditions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Purchase Agreement may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding AECOM, its subsidiaries or its or their respective businesses as of the date of the Purchase Agreement or as of any other date.

Item 7.01. Regulation FD Disclosure.

AECOM previously disseminated via Business Wire a press release announcing AECOM’s entrance into the Purchase Agreement, and posted the press release and a related investor presentation to AECOM’s website. The press release and investor presentation are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of October 12, 2019, by and between AECOM and Maverick Purchaser Sub, LLC*

99.1	Press Release, dated October 14, 2019 entitled “AECOM accelerates value creation strategy with sale of its Management Services business for $2.405 billion”

99.2	Investor Presentations, dated October 14, 2019 entitled “Accelerating Our Value Creation Strategy”

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*        Schedules and similar attachments have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cost savings, profitability, cash flows, tax rates, interest expense, or other financial items, any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the Transaction, the expected financial and operational results of AECOM, and expectations regarding AECOM’s business or organization after the Transaction. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; long-term government contracts and subject to uncertainties related to government contract appropriations; government shutdowns; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; uncertainties as to the timing of the consummation of the Transaction or whether it will be completed; risks associated with the impact or terms of the Transaction; risks associated with the benefits and costs of the Transaction, including the risk that the expected benefits of the Transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all, and the risk that conditions to the Transaction will not be satisfied and/or that the Transaction will not be completed within the expected time frame, on the expected terms or at all; the risk that any consents or regulatory or other approvals required in connection with the Transaction will not be received or obtained within the expected time frame, on the expected terms or at all; the risk that the financing intended to fund the Transaction may not be obtained; the risk that costs of restructuring transactions and other costs incurred in connection with the Transaction will exceed our estimates or otherwise adversely affect our business or operations; and the impact of the Transaction on our businesses and the risk that consummating the Transaction may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. There can be no assurance that the Transaction will in fact be completed in the manner described or at all. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: October 17, 2019	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel